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Exhibit 5.1

DVORAK & ASSOCIATES, LTD.
Attorneys and Counselors at Law

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136 Arbor Way                                                  P.O. Box 230656
Henderson, Nevada 89074                               Las Vegas, Nevada  89123
                                                                  702.768.2960
                                                           (Fax) 702. 794.4532
May 28, 2003                                                  bdvorak@lvcm.com


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      MICROSIGNAL, INC. REGISTRATION STATEMENT ON FORM S-8:
         CONSULTING SERVICES CONTRACT

Gentlemen:

We have been requested by MicroSignal, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 2,570,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with (i) the Company's Consultant Agreement between MicroSignal, Inc. and Antal Markus dated May 1, 2003.

We have examined the Written Consulting Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

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May 28, 2003
S-8 Opinion Letter
Page 2


This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

[REPRESENTATION OF SIGNATURE]

/s/ Brian Dvorak
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Brian Dvorak, Esq.


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